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                                                                    EXHIBIT 23.3






                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 of our reports dated June 18, 1998 with respect to the consolidated financial statements of Genta Incorporated and the financial statements of Genta Jago Technologies B.V. included in the Genta Incorporated Annual Report on Form 10-K for the year ended December 31, 1999.



                                                   ERNST & YOUNG LLP

San Diego, California
March 24, 2000